Exhibit 10.8

STOCK SUBSCRIPTION AGREEMENT FOR DIRECT STOCK PURCHASES

Pursuant to the terms and conditions of The Davey Tree Expert Company 2014 Omnibus Stock Plan, as such may be amended, and upon the additional terms and conditions set forth below, I hereby subscribe to purchase ____________________________________________ (_______) Common Shares, $1.00 par value, of The Davey Tree Expert Company, at a price of $ _______ per share, for a total price of ______________________________ Dollars ($___________), on this ____ day of _________, 20__ (this “Subscription”):

1.
I acknowledge that I have received the Plan Prospectus and agree to be bound by the terms of The Davey Tree Expert Company 2014 Omnibus Stock Plan and the Rules of the Compensation Committee promulgated thereunder (collectively, the “Plan”) as well as the restrictions on transfer of the Common Shares purchased by me included in the Plan and The Davey Tree Expert Company’s Amended Articles of Incorporation. I agree that the certificate for my Common Shares may contain a statement regarding those restrictions.

2.
This Subscription Agreement for Direct Stock Purchases and the Plan contain the entire agreement between The Davey Tree Expert Company and me regarding the purchase of the Common Shares. No oral or written agreement, representation or condition, other than those contained in this Subscription Agreement or the Plan will be binding upon The Davey Tree Expert Company.

3.	I am acquiring the Common Shares for my own account for investment and not as a nominee of, or with an intent to distribute those Common Shares to, any other person.

4.	I have the power, authority and legal capacity to sign this Subscription Agreement and to purchase the Common Shares.

5.
I represent and warrant that, including this Subscription, I have not purchased and will not purchase more than 5,000 Common Shares under the direct stock purchase program of the Plan during this calendar year.

6.
Any cash payments received for subscriptions pursuant to this Subscription Agreement in Canadian Dollars will be converted from Canadian Dollars to United States Dollars at the currency exchange rate of ________ and the Common Shares purchased will be based on United States Dollar.

7.	This Subscription Agreement will be governed by and interpreted under the laws of the State of Ohio, without giving effect to the principles of conflicts of law of the State of Ohio.

8.
This Subscription Agreement will be binding on The Davey Tree Expert Company only when accepted and signed by an authorized officer at its Kent, Ohio office. The Compensation Committee of The Davey Tree Expert Company reserves the right to reject any subscription in whole or in part.

[Signature Page Follows]

PLEASE PRINT

Name
	(First)		(Initial)	(Last)

Address
		(Number & Street or Route Number)			(Country)

City				State	Zip Code

Telephone number		(	)

PAYMENT:

I attach my check, draft or money order (no cash accepted) payable to THE DAVEY TREE EXPERT COMPANY, in the amount of $            . No Common Shares will be issued until payment in full is received for the Common Shares subscribed.

SIGNATURE

Executed (two copies) this		day of	,	20	,	at
(City)
.
(State)

(Signature of Subscriber)

ACCEPTANCE:

THE DAVEY TREE EXPERT COMPANY

By:
(Authorized Signature)